EXHIBIT 12

                  COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                                For Year Ended December 31, 1995

                                  (Dollar Amounts in Thousands)



                                                    The Potomac Edison Company

Earnings:
       Net Income                                                  $ 78,265
       Fixed charges (see below)                                     51,982
       Income taxes                                                  39,591

       Total earnings                                              $169,838


Fixed Charges:
       Interest on long-term debt                                  $ 49,113
       Other interest                                                 2,066
       Estimated interest
         component of rentals                                           803

       Total fixed charges                                         $ 51,982


Ratio of Earnings to
  Fixed Charges                                                        3.27